EXHIBIT A

                              SUBSCRIPTION BOOKLET

                               FOR THE PURCHASE OF

                                  COMMON STOCK

                                       OF

                             CARDIAC SCIENCE, INC.,
                             a Delaware corporation


                      (Qualified Institutional Buyers Only)











              PLEASE CAREFULLY REVIEW AND FOLLOW THE "INSTRUCTIONS TO SUBSCRIBERS" IMMEDIATELY FOLLOWING THIS COVER PAGE











                              CARDIAC SCIENCE, INC.
                              16931 Millikan Avenue
                            Irvine, California 92606
                            Telephone: (949) 587-0357
                            Facsimile: (949) 951-7315


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                           INSTRUCTIONS TO SUBSCRIBERS

     In order to subscribe to purchase shares of Common Stock of Cardiac Science, Inc., a Delaware corporation (the "Company"), the following instructions need to be complied with:

          1. Complete and return two (2) copies of the attached Subscription Agreement to Cardiac Science, Inc., 16931 Millikan Avenue, Irvine, California 92606 (Attention: Roderick de Greef). Please note that incomplete documents will be returned to subscribers for completion. If you have any questions about completion of the documents, please contact Roderick de Greef of Cardiac Science, Inc. at (949) 587-0357.

          2. Please print the name of the prospective investor, contact person, telephone number and facsimile number in the upper right-hand corner of the cover page and fill in the amount of your aggregate investment.

          3. In Section 4(a), please initial each investor category to which you belong and, in addition, complete the other information required by Section
4. Subject to paragraph 4 below, only institutions who qualify as "accredited investors" will be eligible to purchase Shares from the Company pursuant to the Subscription Agreement.

          4.    Write your initials next to each category to which you belong in
Section 5. Only institutions who also qualify as "qualified institutional buyers" will be eligible to purchase Shares pursuant to the Subscription Agreement.

          5. Note your obligations to update your representations and warranties, as set forth in the final paragraph of Section 6.

          6. You should complete all required information on the signature page and sign the Subscription Agreement.

          7. If you have not received copies of the Company's SEC Filings referred to in Section 6 of the attached Subscription Agreement, please contact Roderick de Greef of the Company at (949) 587-0357 and copies will be provided to you free of charge.

          8. When you return your documents, please enclose a check payable to the order of "Cardiac Science, Inc." for an amount equal to the aggregate amount of your investment, or wire transfer immediately available funds to:

          Account Name:  Cardiac Science, Inc.
          Account Number: 3300077243
          Swift or ABA Routing No.: 121140399
          For credit to the account of:  Cardiac Science, Inc.

TWO (2) COPIES OF EACH OF THE SUBSCRIPTION AGREEMENT SHOULD BE RETURNED OR DELIVERED AS SOON AS POSSIBLE TO:

                              CARDIAC SCIENCE, INC.
                             Attn: Roderick de Greef
                              16931 Millikan Avenue
                            Irvine, California 92606
                                 (949) 951-7315

                                   Name of Prospective Investor:________________ Contact Person:______________________________
                                   Telephone Number:____________________________
                                   Fax Number:__________________________________
                                   Amount:______________________________________


                             CARDIAC SCIENCE, INC.,
                             a Delaware corporation


                             SUBSCRIPTION AGREEMENT


TO:  CARDIAC SCIENCE, INC.
     Attn:  Roderick de Greef
     16931 Millikan Avenue
     Irvine, California  92606

     The undersigned ("Subscriber"), on the terms and conditions herein set forth, tenders this subscription to Cardiac Science, Inc., a Delaware corporation (the "Company"), and hereby offers to purchase a specified number of shares of Common Stock of the Company (the "Shares") as provided herein.

     1.   Subscription.

          (a) Subject to the terms and conditions hereof, the undersigned hereby tenders this Subscription (herein so called) to purchase that certain number of Shares of the Company set forth opposite Subscriber's name on the signature page hereto for a purchase price of $2.00 per Share contemporaneous with the delivery of an executed copy of this Subscription Agreement (the "Subscription Agreement") as required by the Instructions to Subscribers accompanying this Subscription Agreement.

          (b) The undersigned hereby tenders payment of the total purchase price of the Shares subscribed for with this Subscription Agreement. Subscription for the Shares is irrevocable and shall be made by delivery of this Subscription Agreement to the Company.

     2. Acceptance of Agreement. The Company proposes to issue an aggregate of 17,500,000 Shares to Subscribers, for an aggregate purchase price of $35,000,000; provided, however, that no more than 4,900,000 Shares may be sold at the First Closing (as defined in Section 3). Unless otherwise agreed by the Company, participating Subscribers will be obligated to participate in both Closings set forth in Section 3. The Company shall have the right to accept or reject this Subscription, in whole or in part, in its sole and absolute discretion. In addition, the Company shall have the right to reject this Subscription Agreement if it believes for any reason that the Subscriber (i) is not an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities Act of 1933, as amended (the "Securities Act") with respect to institutions, (ii) is not a "qualified institutional buyer" within the meaning of Rule 144A of the Securities Act, and (iii) does not have sufficient knowledge and experience in financial and business matters so as to be able to evaluate the risks and merits of the investment in the Company. This Subscription Agreement shall be deemed to be accepted by the Company only when the Company executes the Subscription Agreement in the space provided. Upon execution of this

Subscription Agreement by the Company, the Company will forward a fully executed copy of same to Subscriber's address as set forth on the signature page hereof.

     3. Closing Date. The closing (the "Closing") of the purchase and sale of the Shares shall be held at the offices of the Company as follows:

          (a) First Closing. The first closing of the purchase and sale of the Shares (the "First Closing") shall be for an aggregate amount not to exceed 4,900,000 Shares and shall be held at the Company's offices on or before August 31, 2001, or at such other time and place mutually agreed upon by the Subscriber(s) and the Company. In the event that less than 4,900,000 Shares are sold at the First Closing, then, after such Closing, the Company may from time to time sell and issue additional Shares (up to a total of 4,900,000 Shares) in the manner and at the price provided for in Section 1 above.

          (b) Second Closing. The second closing of the purchase and sale of the Shares (the "Second Closing") shall take place after the Company provides notice to the Subscriber(s) participating in the Second Closing of the approval by the Company's stockholders at the Company's Annual Meeting, currently proposed to be held on September 24, 2001, of the stockholder proposals described in the Company's most recently filed preliminary proxy statement to
(i) issue the Company's securities in a financing transaction, and (ii) amend the Company's Restated Certificate of Incorporation to increase the authorized Shares from 40,000,000 Shares to 100,000,000 Shares (both of such proposals are discussed in detail in the Company's notice and proxy that may be accessed at the U.S. Securities and Exchange Commission's website on its EDGAR database at www.sec.gov/edgar); provided, however, that no more than 17,500,000 Shares in the aggregate may be sold at the First and Second Closings.

     4. Representation as to Accredited Investor Status With Respect to Institutions.

          (a) In order for the Company to offer and sell the Shares in compliance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

          _____ (1)     A bank as defined in Section 3(a)(2) of the Securities
Act, or any savings and loan association or other institution as defined in
Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

          _____ (2)     A broker or dealer registered pursuant to Section 15 of
the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          _____ (3)     An insurance company as defined in Section 2(13) of the
Securities Act;

          _____ (4)     An investment company registered under the Investment
Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

          _____ (5)     A Small Business Investment Company licensed by the U.S.
Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

          _____ (6)     A plan established and maintained by a state, its
political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

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

          _____ (7)     An employee benefit plan within the meaning of the
Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          _____ (8)     A private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

          _____ (9)     A corporation, business trust, or partnership, or
organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

          _____ (10)    A trust, with total assets in excess of $5,000,000, not
formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

          _____ (11)    An entity in which all of the equity owners qualify
under one or more of the above subparagraphs;

          _____ (12)    The undersigned does not qualify under any of the
investor categories set forth in (1) through (14) above.

          (b)   Indicate the form of entity of the undersigned:

                _____ Limited Partnership

                _____ General Partnership

                _____ Corporation

                _____ Limited Liability Company

                _____ Revocable Trust

                _____ Other Type of Trust (indicate type of trust:______________________)

                _____ Other form of organization (indicate form of organization:_____________________________)

     5. Representation as to Qualified Institutional Buyer Status. In order for the Company to offer and sell the Shares to you in compliance with State and federal securities laws, the following information must be obtained from you regarding your investor status. Please initial each category applicable to you as an investor in the Company.

          _____ (1)     The undersigned is one or more of the following
entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the undersigned:

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               _____ (A)   An insurance company as defined in Section 2(a)(13)
of the Securities Act:

               _____ (B)   An investment company registered under the Investment
Company Act or a business development company as defined in Section 2(a)(48) of that Act;

               _____ (C)   A Small Business Investment Company licensed by the
U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

               _____ (D)   A plan established and maintained by a state, its
political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

               _____ (E)   An employee benefit plan within the meaning of Title
I of the Employee Retirement Income Security Act of 1974;

               _____ (F)   A trust fund whose trustee is a bank or trust company
and whose participants are exclusively plans of the types identified in paragraph (D) or (E) above, except trust funds that include as participants individual retirement accounts of H.R. 10 plans;

               _____ (G)   A business development company as defined in Section
202(a)(22) of the Investment Advisors Act of 1940;

               _____ (H)   An organization described in Section 501(c)(3) of the
Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

               _____ (I)   An investment advisor registered under the Investment
Advisors Act.

          _____ (2)     The undersigned is a dealer registered pursuant to
Section 15 of the Exchange Act acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, provided that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant on a public offering shall not be deemed to be owned by such dealer;

          _____ (3)     The undersigned is a dealer registered pursuant to
Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

          _____ (4)     The undersigned is an investment company registered
under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies (as defined under Rule 144A(a)) which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies.

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          _____ (5)     The undersigned is an entity, all of the equity owners
of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

          _____ (6)     The undersigned is a bank as defined in Section 3(a)(2)
of the Securities Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule 144A in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

     6. Other Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company as follows:

          (a) The Shares are being acquired for the undersigned's own account for investment, with no intention of distributing or selling any portion thereof within the meaning of the Securities Act, and will not be transferred by the undersigned in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than the undersigned has any interest in or any right to acquire the Shares. The undersigned understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Shares by anyone but the undersigned.

          (b) The undersigned's financial condition is such that the undersigned is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of the undersigned's entire investment in the Company.

          (c) The undersigned understands that the Company has filed registration statements on Form S-4s with the Securities and Exchange Commission in connection with the acquisition of Survivalink Corporation, a Minnesota corporation (the "Merger") and the acquisition of Artema Medical AB, a Swedish company (the "Acquisition") and that consummation of the Merger and of the Acquisition could result in significant dilution of the undersigned's economic and voting interest in the Company.

          (d) The undersigned has had the opportunity to review the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "10-K") , and the Company's latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, including, without limitation, the risk factors included in the 10-K (the "SEC Filings").

          (e) The Company has made available all additional information which the undersigned has requested in connection with the Company and its representatives, and the undersigned has been afforded an opportunity to make further inquiries of the Company and its representatives and the opportunity to obtain any additional information (to the extent the Company has such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information contained in the SEC Filings.

          (f) No representations or warranties have been made to the undersigned by the Company, or any representative of the Company. The undersigned expressly acknowledges that it has

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made its own investigation regarding the Company and is not relying on any other information regarding the Company other than as may be set forth in the SEC Filings and such information as may have been provided to the undersigned in writing to verify the accuracy of information contained in the SEC Filings pursuant to Section 5(d) above.

          (g) The undersigned has investigated the acquisition of the Shares to the extent the undersigned deemed necessary or desirable and the Company has provided the undersigned with any assistance the undersigned has requested in connection therewith.

          (h) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto.

          (i) The undersigned is aware that the undersigned's rights to transfer the Shares are restricted by the Securities Act, applicable state securities laws and the absence of a market for the Shares, and the undersigned will not offer for sale, sell or otherwise transfer the Shares, without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

          (j) The undersigned understands that the offer and sale of the Shares have not been registered under the Securities Act or any state securities act, and the undersigned acknowledges that the undersigned is purchasing the Shares without being furnished any offering literature or prospectus other than the SEC Filings and this Subscription Agreement.

          (k) The undersigned has full power and authority to make the representations referred to herein, to purchase the Shares and to execute and deliver this Subscription Agreement.

          (l)   The undersigned acknowledges and is aware of the following:

                (i) The investment in the Shares is speculative and involves a high degree of risk of loss of the entire investment in the Company.

                (ii) Certificates representing the Shares will carry substantially the following legend condition (in addition to any legends required under applicable state securities laws):

          THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR QUALIFIED UNDER STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND EFFECTIVE QUALIFICATION UNDER RELEVANT STATE LAW, OR, IF THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND THE QUALIFICATION REQUIREMENTS OF THE RELEVANT STATE.

               (iii) There are substantial restrictions on the transferability of the Shares; there will be no public market for the Shares; the undersigned may not be able to take advantage of the

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provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act with respect to the resale of the Shares and accordingly may have to hold the Shares indefinitely, and it may not be possible for the undersigned to liquidate the investment in the Company.

               (iv) No state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Shares or any recommendation or endorsement thereof.

               (v) It never has been represented, guaranteed or warranted to the undersigned by the Company, its agents or employees or any other person, expressly or impliedly, any of the following:

                        (A) The approximate or exact length of time that the undersigned will be required to remain as owner of the Shares; or

                        (B) The profit or return, if any, to be realized by making an investment in the Company.

          (m) The undersigned understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of the Shares under the Securities Act, under the securities laws of all applicable states and for other purposes.

     The foregoing representations and warranties are true and accurate as of the date hereof and shall survive such date. If in any respect such representations and warranties shall not be true and accurate prior to the acceptance of the Subscription by the Company, the undersigned shall give notice of such fact to the Company by telex, telegram, or facsimile with written confirmation of receipt, specifying which representations and warranties are not true and accurate and the reasons therefor.

     7.   Registration Rights.

          (a)   Registration on Form S-3.

               (i) Within forty-five (45) days from the date of the Second Closing, the Company shall use its best efforts to ensure that a registration statement on Form S-3 is filed and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Subscriber's or Subscribers' Shares as are specified in a written request received from Subscriber, together with all or such portion of the Shares of any other Subscriber or Subscribers joining in such request as are specified in a written request given within twenty (20) days after receipt of a written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this paragraph 7(b): (1) if Form S-3 is not available for such offering by the Subscribers; or, (2) if the Company shall furnish to the Subscribers a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement or proportionately reduce the number of Shares included in such filing.

               (ii) Subject to the foregoing, the Company shall use its best efforts to ensure that a registration statement covering the Shares is filed as soon as practicable after receipt of the request or requests of the Subscribers. If Form S-3 is not available for such offering by the Subscribers, the

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Company shall use its best efforts to ensure that a registration statement on
Form S-1 or other available form of registration statement is filed within ninety (90) days from the date of the Second Closing.

          (b) "Piggy Back" Registration. If at any time the Company shall determine to register under the Securities Act the offer and sale of any of its Shares (other than a registration relating solely to the sale of securities to participants in a Company employee benefits plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares or a registration in which the offer and sale of the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), it shall send to each Subscriber written notice of such determination and, if within fifteen (15) days after receipt of such notice, such Subscriber shall so request in writing, the Company shall use its best efforts to ensure that such registration statement includes all or any part of the Shares that such Subscriber requests to be registered. If the total amount of Shares requested by Subscriber to be included in such offering exceeds the amount of securities that the managing underwriter determines in its sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including the Shares, which the managing underwriter determines in its sole discretion will not jeopardize the success of the offering (the securities so included to be (A) first, to the Company, and (B) among Subscribers of the Shares requesting to sell the Shares and to other Subscribers of Common Stock holding registration rights, pro rata among the selling shareholders according to the total amount of securities owned by each such shareholder); all of the Company's selling shareholders, including Subscriber(s), shall not be reduced below 10% of the total number of securities to be provided in the registration. For purposes of the preceding parenthetical concerning apportionment, for any selling Subscriber which is a Subscriber of Registrable Shares and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence. If any Holder disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter.

          (c) Expenses. In the case of a registration under this Section 7, the Company shall bear all costs and expenses of such registration, including, but not limited to, SEC filing fees, "blue sky" fees and expenses, and all NASD, stock exchange listing and qualification fees; provided, however, that the Company shall nave no obligation to pay or otherwise bear (i) any portion of the underwriter's commissions or discounts attributable to the Shares being offered and sold by the Subscribers of the Shares, (ii) any stock transfer taxes, (iii) any fees of counsel for the selling Subscribers, or (iv) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun if the registration request is subsequently withdrawn at the request of the Subscribers initiating such registration (in which case, all Subscribers initiating such registration shall bear such expenses pro rata based upon the total number of Shares requested to be included therein by each such Subscriber.

          (d) Transfer of Registration Rights. The registration rights of a Subscriber of Shares under this Section 7 may be transferred to any transferee provided that the transferee receives at least 500,000 Shares (as adjusted for stock splits, combinations and the like). The transferor shall provide the Company with prompt written notice of such transfer. Notwithstanding the foregoing, the registration rights of a Subscriber under this Subscription Agreement may not be transferred to an entity,

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or a person controlled by, under common control with or controlling such entity, which is a direct competitor of the Company.

          (e) Termination of Registration Rights. The obligations of the Company to register any Subscriber's registrable Shares pursuant to this Section 7 shall terminate at such time as all Shares held by and issuable to such Subscriber (and its affiliates, partners, former partners, members and former members) may be sold pursuant to Rule 144 during any ninety (90) day period.

     8. Indemnification. The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties made by the undersigned herein, and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription. The undersigned hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in this Subscription Agreement.

     9. Transferability. The undersigned agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Shares acquired pursuant hereto shall be made only in accordance with applicable federal and state securities laws.

     10. No Revocation. The undersigned agrees that this Subscription Agreement and any agreement of the undersigned made hereunder is irrevocable, and that this Subscription Agreement shall survive the death or disability of the undersigned, except as provided below in Section 11.

     11. Termination of Agreement. If this Subscription is rejected by the Company, then and in any such event this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder, and the Company shall promptly return or cause to be returned to the undersigned this Subscription Agreement and the money tendered hereunder.

     12. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by facsimile with written confirmation of receipt to the undersigned at the address set forth below and to the Company at the address set forth on the cover hereof, or at such other place as the Company or the undersigned may designate by written notice to the other party.

     13. Expenses. The undersigned will pay the undersigned's own expenses relating to this Subscription Agreement and the purchase of the Shares.

     14. Amendments. Unless otherwise expressly provided herein or any document attached hereto, neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated orally but only with the written consent of the undersigned and the Company.

     15. Counterparts; Facsimile. This Subscription Agreement may be executed in any number of counterparts and may be delivered by telecopy or facsimile, each of which shall be an original but all of which taken together shall constitute one Subscription Agreement.

     16. Governing Law. This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of California.

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

     17. Headings. The headings in this Subscription Agreement are for convenience of reference, and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.

     18. Severability. In case any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby.



                         [Signature on following page.]


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


              CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES


Dated:  __________________, 2001                 ______________________________
                                                 Purchaser Name (Please Print)


Date of formation:  _______________, _______     By: __________________________

                                                 Title: _______________________


                                                 Address of Principal Place of
                                                 Business:

Desired number of Shares:       ____________     ______________________________
                                                 Number and Street
Subscription Price per Share    X       2.00
                                ____________
                                                 ______________________________
Total Subscription Amount       ============     City/State/Zip Code

                                                 ______________________________
                                                 Taxpayer Identification Number

                                                 Mailing Address (if different):

                                                 ______________________________
                                                 Number and Street

                                                 ______________________________
                                                 City/State/Zip Code

Accepted this ______ day of ____________, 2001


CARDIAC SCIENCE, INC., a Delaware corporation


By:   ___________________________                |_|  Accepted in full

Its:  ___________________________                |_|  Accepted only as to $____


                   [Signature Page to Subscription Agreement]


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